UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 27, 2017

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(281) 291-0510
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2018, Adam Altsuler, Vice President and Chief Financial Officer of USD Group LLC including its predecessors (the Sponsor) and USD Partners GP LLC (the General Partner), the general partner of USD Partners LP (the Partnership), will become Senior Vice President and Chief Financial Officer of the General Partner, where he will oversee corporate finance, capital markets, accounting and investor relations activities.  Mr. Altsuler served as Vice President and Chief Financial Officer of our General Partner since June 2014. Mr. Altsuler joined the Sponsor in April 2014 as Vice President, Finance. From 2009 to 2014, Mr. Altsuler served in various leadership roles at Eagle Rock Energy Partners, a master limited partnership headquartered in Houston, Texas, most recently serving as Vice President and Treasurer. Prior to joining Eagle Rock, Mr. Altsuler was an Investment Analyst at Kenmont Investments, an energy-focused hedge fund located in Houston, where he managed the fund’s master limited partnership investment portfolio from 2007 to 2009. Prior to Kenmont, Mr. Altsuler worked the majority of his career in investment banking with Donaldson, Lufkin and Jenrette/Credit Suisse First Boston and a boutique investment bank in Dallas and San Francisco. Mr. Altsuler graduated from the University of Texas at Austin with a BBA in Finance and received an MBA from Rice University, graduating Beta Gamma Sigma.

Also effective January 1, 2018, Jay Stanford, the Senior Director, Accounting and Financial Reporting of the Sponsor and the General Partner of the Partnership, will become the Vice President and Chief Accounting Officer of the Sponsor and the General Partner. In this role, Mr. Stanford will be responsible for overseeing the accounting and financial reporting functions in support of the Sponsor and the Partnership. Mr. Stanford, age 54, served as Senior Director, Accounting and Financial Reporting of the Sponsor and the Partnership since July 2017 and as Director, Financial Reporting for the Sponsor and the General Partner from November 2014 through July 2017, with responsibility for overseeing the accounting and SEC reporting functions of the Sponsor and the Partnership. From January 2005 through November 2014, Mr. Stanford held various management level positions with Enbridge Energy Company, Inc., the general partner of Enbridge Energy Partners, L.P., a master limited partnership headquartered in Houston, Texas, with responsibility for accounting and finance functions including: financial reporting, technical accounting, strategic planning, budgeting and forecasting, among other duties. Mr. Stanford has also held similar positions with responsibility for financial accounting and reporting activities with other public and private companies and began his career with KPMG LLP, where he served clients for five years in the banking and healthcare industries. Mr. Stanford is a Certified Public Accountant and Certified Global Management Accountant, a two time graduate of Texas Tech University where he received BBAs in Finance and Accounting and an active member of the American Institute of Certified Public Accountants.

In connection with Mr. Altsuler’s and Mr. Stanford’s promotions effective January 1, 2018, Mr. Altsuler will cease acting as the General Partner’s principal accounting officer.

Neither Mr. Stanford nor Mr. Altsuler was appointed pursuant to any arrangement or understanding with any other person.

Neither Mr. Stanford nor Mr. Altsuler has any family relationships with any director or executive officer of the General Partner, or any interest in any relationships or related person transactions with the General Partner, or the Partnership, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Dated: December 27, 2017	By:	/s/ Keith Benson
	Name:	Keith Benson
	Title:	General Counsel